OXFORD CAPITAL CORPORATION
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                              CONSULTING AGREEMENT

1.  PARTIES

1.1 This Consulting Agreement (this "Agreement") is made and entered into effective as of January 27, 2000, by and between EFINANCIALDEPOT.COM Inc.(the "Company"), whose address is 150 - 1875 Century Park East, Century City, California, 90067, and Oxford Capital Corporation (the "Consultant"), whose address is 1013 -17th Avenue SW, Calgary, Alberta T2T 0A7.

2.  RECITALS

     2.1 This Agreement is made with reference to the following facts and circumstances:

(a) the Company wishes to engage the services of the Consultant to advise and consult with the Company on certain business and financial matters as set forth in this Agreement.

(b) the Consultant is willing to accept such engagement, on the terms set forth in this Agreement.

     2.2 In consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Consultant agree as follows.

3.  ENGAGEMENT

     3.1 The Company hereby engages the services of the Consultant, as an independent contractor for a period of twelve months beginning on February 1st, 2000, and ending on January 31st, 2001 (the "Term"), and the Consultant hereby accepts such engagement, for the purposes set forth in section 3.2. below.

     3.2 The scope of the services to be rendered by the Consultant to the Company are and are limited to the following:

(a) The Consultant shall, from time to time as the Company may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's merger and acquisition strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's corporate financing activities, including debt and equity transactions; (iii) the identification and evaluation of underwriters for the Company's securities' offerings in the United States of America; (iv) the Company's business development activities, including major geographic and service expansion plans; and (v) the retainment of an E-Strategist in order to craft and validate an appropriate business plan geared towards the financial community.

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(b)     The  Consultant  shall  devote  such  time  to  this  engagement  as  is reasonably necessary, but the manager need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive.

4.  THE  CONSULTANT'S  FEES  AND  EXPENSES.

     4.1 The Company shall pay the Consultant as a fee for its services under this Agreement $10,000 cash per month (the "Consultant's Fee"), and $10,000 in shares of the capital stock of the Company (the "Consultant's Shares"), the price of the Consultant's Shares will be based upon the average price of the previous thirty (30) days closing bids for the Companies shares as traded on the OTC Bulletin Board or the NASDAQ National Market . The Consultant's fee is payable on the last business day of each month during the Term and the Consultant's Shares shall accure for the benefit of the Consultant until the Consultant's Shares are registered pursuant to the registration statement being prepared and filed for the Purchased Securities as they defined in the Registration Rights Agreement dated February 2, 2000 being executed by the Company and the Consultant simultaneously herewith. Upon registration of the Consultant's Shares, the number of Consultant's Shares accrued and payable shall be immediately released to the Consultant as payment for the services of the Consultant.

     4.2 The Company shall also pay the Consultant an advisory fee (the "Advisory Fee") equal to 10% of the gross value of each financing transaction in which the Consultant advises the Company. The Advisory Fee shall be payable in shares of the Company and the Advisory Fee shall be fully earned upon the execution of a binding agreement for the transaction to which it pertains, and shall be paid upon the initial funding or closing date of the transaction, whichever occurs first. The Company shall pay the Consultant an Advisory Fee for each transaction in which the Consultant has advised or consulted with the Company during the Term, notwithstanding the parties to such transaction do not execute a binding agreement until after the end of the Term, or that the transaction does not close or fund until after the end of the Term.

     4.3 The Company shall also pay the Consultant a fee for consultation and advisory services in regards to merger and acquisition transactions (the "Acquisition Fee"). The Acquisition Fee shall be determined once an acquisition target (the "Target") has been selected. The Acquisition Fee will be negotiated between the Company and the Consultant with respect to the size, and requirements of each Target. No contact shall take place between the Company and the Target until the Acquisition Fee has been determined and finalized (the "Acquisition Fee Agreement"). Each Acquisition Fee Agreement shall be added as an addendum to this Agreement.

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     4.4     The  Company  shall reimburse the Consultant for all its reasonable out-of-pocket expenses incurred in the performance of the Consultant's duties under this agreement.

     4.5 The issuance of the shares underlying the Advisory Fee, the Consulting Fee and the Acquisition Fee shall be exempt from the registration requirements of the US Securities Act of 1933, as amended (the "Securities Act") pursuant to SEC Regulation S.

5.  MISCELLANEOUS

     5.1 Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractors. The Consultant is not, by virtue of this Agreement, and shall not for any purpose be deemed to be hereunder, an officer, employee, agent or affiliate of the Company. The services to be rendered by the Consultant pursuant to this Agreement do not include the services or activities of an "investment adviser", as that term is defined by U.S. federal or state laws and, in performing services under this Agreement, the Consultant shall not be deemed to be an investment adviser under such laws.

     5.2 Board Member. The Company hereby represents that it is purchasing Directors and Officers insurance (the "D & O Insurance") for the Company's Board of Directors and that the insurance will be placed in the next 30 days. Immediately upon the D & O Insurance being placed, the Company agrees to appoint and elect a nominee of the Consultant to the Board of Directors of the Company. Until such nominee is appointed, Robert Kubbernus, or his nominee, shall sit on the advisory committee to the Company.

     5.3 Indemnity. The Company hereby agrees to defend, indemnify, and hold the Consultant harmless from and against any and all claims, damages, judgements, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from the activities of the Consultant under this Agreement, or from the Activities of the Company or any of its shareholders, officers, directors, employees, agents or affiliates, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

     5.4 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the Province of Alberta, Canada. The courts of the Province of Alberta shall have exclusive jurisdiction for any action arising out of or related to this Agreement.

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IN  WITNESS  WHEREOF,  the parties have executed this Agreement, effective as of the  date  first  above  written.

The  Consultant:                    The  Company:
OXFORD  CAPITAL  CORPORATION     EFINANCIALDEPOT.COM  INC.
By  /s/  Riaz  Mamdani            By  /s/  John  Huguet
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Name  Riaz  Mamdani              Name  John  Huguet
      -------------                         ------------
Title  Chief Financial Officer    Title  President
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Date  signed  February 17, 2000   Date signed  February 7, 2000
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